UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2011

Meade Instruments Corp.
 (Exact name of registrant as specified in its charter)

Delaware	0-22183	95-2988062
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Hubble, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 451-1450

(949) 451-1450
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of Meade Instruments Corp. (the “Company”) was held on July 21, 2011. A total of 1,035,429 shares of the Company’s common stock were present or represented by proxy at the meeting, representing more than 88.70% of the Company’s shares outstanding as of the June 3, 2011 record date. The matters submitted for a vote and the related results are as follows:
Proposal 1 — Election of five nominees to serve as directors until the next annual meeting and until their respective successors are elected and qualified. The results of the votes received were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Michael R. Haynes	595,704	7,334	432,391
Timothy C. McQuay	537,787	65,251	432,391
Steven G. Murdock	595,929	7,109	432,391
Frederick H. Schneider, Jr.	595,667	7,371	432,391
Paul D. Sonkin	595,892	7,146	432,391
Proposal 2 — Ratification of the Appointment of Moss Adams LLP as the Company’s independent registered public accountants. The results of the votes received were as follows:

Votes	Votes	Votes	Broker
For	Against	Abstained	Non-Votes
1,019,106	12,231	4,092	0
Pursuant to the foregoing votes, the five nominees listed above were elected to serve on the Company’s Board of Directors, and Proposal 2 was approved.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2011	MEADE INSTRUMENTS CORP. (Registrant)
	By:	/s/ John Elwood
Senior Vice President -- Finance and
Administration, Chief Financial Officer

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